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                                                                   EXHIBIT 23.2

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

   We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of MW Holding Corporation of our report dated November 20, 2000 relating to the financial statements, which appears in Westvaco Corporation's fiscal 2000 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
November 16, 2001